UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2014

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
Galena Biopharma, Inc. (“we,” “us,” “our” or the “company”) is filing this Current Report in order to update, as set forth below, the risk factors relating to intellectual property matters contained in our previously filed periodic reports as they relate to our acquisition of Zuplenz (odansetron) Oral Soluble Film, our second commercial product, and other developments.
Risks Related to Our Intellectual Property
We may not be able to obtain and enforce patent rights or other intellectual property rights that cover our commercial product or product candidates and that are of sufficient breadth to prevent third parties from competing against us.
Our success with respect to our commercial product and product candidates will depend in part on our ability to obtain and maintain patent protection in the United States and abroad, to preserve our trade secrets, and to prevent third parties from infringing upon our proprietary rights. Our patents and patent applications, however, may not be sufficient to provide protection for Abstral, Zuplenz, NeuVax, or our other products and product candidates against commercial competition.
The active peptide found in NeuVax, the E75 peptide, has been known and studied for many years. We have one issued U.S. patent, US 6,514,942, covering the composition of matter of the E75 peptide, which is expected to expire in 2015, prior to any potential commercialization of NeuVax. We do not have and will not be able to obtain any composition of matter patent protection for E75, the active peptide in NeuVax outside the United States. We also have a license from The Henry M. Jackson Foundation to issued U.S., Australian, Japanese and European method of use patents, which expire in 2028, that are directed to a method of inducing immunity against breast cancer recurrence by administering a composition comprising the E75 peptide to a patient, that patent covers administration to patients who have both an immunohistochemistry (IHC) rating of 1+ or 2+ for HER2/neu protein expression and a fluorescence in situ hybridization (FISH) rating of less than about 2.0 for HER2/neu gene expression. The license from The Henry M. Jackson Foundation further includes an issued U.S. patent, which expires in 2028, that is directed to a method of inducing immunity against recurrence of any HER2/neu expressing cancers by administering a composition comprising the E75 peptide to patients who have a FISH rating of less than about 2.0 for HER2/neu gene expression. The license further includes U.S. and Australian patents, which expire in 2025, that are directed to a method of treating HER2/neu expressing cancers by administering E75 in combination with trastuzumab (Herceptin®). Thus, our method of use patent may not prevent competitors from seeking to develop and market NeuVax for use in cancer patients who do not meet these criteria or for any other indications. If any such alternative uses were approved, this could lead to off-label use and price erosion for our NeuVax product. We may seek FDA approval for use of NeuVax to treat cancer patients who fall outside the claimed IHC and FISH ranges and for other cancers as well. Although we are pursuing additional patent protection for NeuVax through pending patent applications, we may not be able to obtain additional patent protection that would provide us with a significant commercial advantage.
Anagrelide hydrochloride, the sole active pharmaceutical ingredient, or “API,” in GALE-401, has been approved for many years and, thus, it is not possible to obtain composition of matter patents that cover anagrelide hydrochloride. As a result, competitors who obtain the requisite regulatory approval can offer products with the same API as GALE-401, so long as the competitors do not infringe any formulation patents that we may have or may obtain or license, if any. The only patent protection that we have or are likely to obtain covering GALE-401 are patents relating to very specific formulations, methods using these formulations, and methods of manufacturing and packaging. We have two granted patents in the United Kingdom that expire in 2019 and we are prosecuting pending patent applications in other territories including but not limited to the United States and Europe, which may not issue prior to any potential commercialization of GALE-401. We may seek FDA approval for use of GALE-401 to treat patients with essential thrombocythemia and for other hermatological disorders as well. Although we are pursuing additional patent protection for GALE-401 through pending patent applications, we may not be able to obtain additional patent protection that would provide us with a significant commercial advantage.

Fentanyl, the sole active ingredient, or "API" in Abstral® Sublingual Tablets, has been approved for many years. We have a license from Orexo AB to U.S. patents, which expire in 2019, which are directed to sublingual formulations of fentanyl and methods of using these formulation for the treatment of acute pain, including breakthrough pain. Orexo AB filed an action in the U.S. District Court of New Jersey on June 30, 2011 asserting infringement by Mylan Pharmaceuticals Inc., of one of our licensed U.S. patents, US 6,761,910, covering Abstral. This patent is directed to pharmaceutical compositions for the treatment of acute disorders by sublingual administration. The claims of the patent cover formulations for other products in addition to Abstral, including Ambien (and generic forms of Ambien, which is the subject of the infringement action). Validity of the patent is being challenged as part of the court proceeding, and the patent could be held invalid or unenforceable as a result. The invalidity or unenforceability of this patent should not affect our license under the other Abstral patents or our ability to market, sell, distribute or manufacture Abstral in the United States.
The active peptides found in GALE-301 are derived from Folate Binding Protein. One of the active peptides, E39, has been known and studied for many years. The other active peptide(s) in GALE-301 are derivatives of E39. We have a license from The Henry Jackson Foundation to issued patents in the U.S., Canada, Japan and Europe, covering composition of matter for the E39 derivative peptides alone and in combination with E39, and the use of these compositions for the treatment of cancer. These patents are expected to expire in 2022, prior to any potential commercialization of GALE-301. We do not have and will not be able to obtain any composition of matter patent protection for the E39 peptide in any territory. The license we have from The Henry M. Jackson Foundation grants us the right to develop and market GALE-301 for any use, including methods of treating cancer, but our patents may not prevent competitors from seeking to develop and market the E39 peptide alone. If any such alternative uses of compositions containing the E39 peptide were approved, this could lead to off-label use and price erosion for GALE-301. We may seek FDA approval for use of GALE-301 to treat cancer patients with ovarian and endometrial cancers and for other cancers as well. Although we are pursuing additional patent protection for GALE-301 through pending patent applications, we may not be able to obtain additional patent protection that would provide us with a significant commercial advantage.
Ondansetron, the sole active pharmaceutical ingredient or "API" in Zuplenz®, has been approved for many years and, thus, it is not possible to obtain composition of matter patents that cover ondansetron. We have a license and supply agreement with MonoSol Rx, LLC which includes rights to an issued U.S. patent, which expires in 2029, covering specific sublingual formulations of ondansetron. In addition, the license includes nine U.S. patents, expiring between 2022 and 2028, covering the processes used to manufacture the oral soluble film used in Zuplenz®. On September 2012, BioDelivery Sciences International, Inc. filed a request for inter partes reexamination of U.S. patents 7,666,337 and 7,972,618. The claims of U.S. 7,666,337 are directed to a process for making films with a substantially uniform distribution of components using a water-soluble polymer composition comprising polyethylene oxide. The claims of U.S. 7,972,618 are directed to methods of preparing edible water-soluble films using foam reducing flavoring agents. This proceeding could result in the amendment and/or cancellation of some or all of the issued claims of one or both patents. A negative reexamination decision for one or both patents should not affect our license under the other Zuplenz® patents, or our ability to market, sell, distribute or manufacture Zuplenz® in the United States. Our ability to obtain, maintain and enforce patents is uncertain and involves complex legal and factual questions. Accordingly, rights under any patents we have or may obtain or license may not provide us with sufficient protection for our commercial product and product candidates to afford a commercial advantage against competitive products or processes, including those from branded and generic pharmaceutical companies. In addition, we cannot guarantee that any patents will issue from any pending or future patent applications owned by or licensed to us. Nor can we guarantee that the claims of these patents will be held valid or enforceable by the courts or will provide us with any significant protection against competitive products or otherwise be commercially valuable to us.

Changes in either the patent laws or in the interpretations of patent laws in the United States or abroad may diminish the value of our intellectual property. In addition, on September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to the United States patent law. These include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The United States Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many substantive changes to patent law associated with the Leahy-Smith Act have not yet become effective. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act, in particular the first-to-file provision and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement of or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents.
While we intend to take actions reasonably necessary to enforce our patent rights, we may not be able to detect infringement of our own or in-licensed patents, which may be especially difficult for methods of manufacturing or formulation products, and we depend, in part, on our licensors and collaborators to protect a substantial portion of our proprietary rights. In addition, third parties may challenge our in-licensed patents and any of our own patents that we may obtain, which could result in the invalidation or unenforceability of some or all of the relevant patent claims. Litigation or other proceedings to enforce or defend intellectual property rights is very complex, expensive, and may divert our management’s attention from our core business and may result in unfavorable results that could adversely affect our ability to prevent third parties from competing with us.
If another party has reason to assert a substantial new question of patentability against any of our claims in our own and in-licensed patents, the third party can request that the patent claims be reexamined, which may result in a loss of scope of some claims or a loss of the entire patent. In addition to potential infringement suits and, interference and reexamination proceedings, we may become a party to patent opposition proceedings where either the patentability of the inventions subject of our patents are challenged, or we are challenging the patents of others. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful.
As the medical device, biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that others may assert our commercial product and/or product candidates infringe its patent rights. If a third-party’s patents were found to cover our commercial product and product candidates, proprietary technologies or its uses, we or our collaborators could be enjoined by a court and required to pay damages and could be unable to continue to commercialize our products or use our proprietary technologies unless we or it obtained a license to the patent. A license may not be available to us or our collaborators on acceptable terms, if at all. In addition, during litigation, the patent holder could obtain a preliminary injunction or other equitable relief which could prohibit us from making, using or selling our commercial product and product candidates pending a trial on the merits, which could be years away.
Proprietary trade secrets and unpatented know-how are also very important to our business. Although we have taken steps to protect our trade secrets and unpatented know-how, by entering into confidentiality agreements with third parties, and proprietary information and invention agreements with certain employees, consultants and advisors, third parties may still obtain this information or we may be unable to protect our rights. We also have limited control over the protection of trade secrets used by our licensors, collaborators and suppliers. There can be no assurance that binding agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets and unpatented know-how will not otherwise become known or be independently discovered by our competitors. If trade secrets are independently discovered, we would not be able to prevent its use. Enforcing a claim that a third party illegally obtained and is using our trade secrets or unpatented know-how is expensive and time consuming, and the outcome is unpredictable.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed to us alleged trade secrets of its other clients or former employers. As is common in the biotechnology and pharmaceutical industry, certain of our employees were formerly employed by other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Moreover, we engage the services of consultants to assist us in the development of our commercial product and product candidates, many of whom were previously employed at or may have previously been or are currently providing consulting services to, other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may be subject to claims that these employees and consultants or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of its former employers or its former or current customers. Litigation may be necessary to defend against these types of claims. Even if we are successful in defending against any such claims, any such litigation would likely be protracted, expensive, a distraction to our management team, not viewed favorably by investors and other third parties, and may potentially result in an unfavorable outcome.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	December 1, 2014	By:	/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D. President and Chief Executive Officer